UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2010

MAN SHING AGRICULTURAL HOLDINGS, INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-53146	98-0660577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1005, 10/F, Tower B
Hunghom Commercial Centre
37 Ma Tau Wai Road, Hunghom
Kowloon, Hong Kong
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 536 - 4644888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Man Shing Agricultural Holdings, Inc. (the “Company” or the “Registrant”), its subsidiary, Weifang Xinsheng Food Co., Ltd. (“Xinsheng”), and Hero Capital Profits Limited, parent company to Xinsheng (“HCP”) have engaged in certain financing activities that have resulted in the creation of a direct financial obligation of the Registrant. The direct financial obligation is as follows:

On September 8, 2010, HCP and Precursor Management, Inc. (“Precursor”) entered into an Addendum (the “September 2010 Addendum”) to Series 2009 Secured Note Due September 8, 2010 dated September 9, 2009 (the “Secured Note”). Pursuant to the Secured Note and an Addendum dated March 8, 2010, HCP agreed to pay to P recursor the sum of $450,000 on or prior to September 8, 2010. Simultaneous to the execution of the Secured Note, Registrant executed a guaranty (the “Guaranty”) which guarantees payment of the Secured Note. The Secured Note is secured by 2,250,000 shares of the Registrant’s common stock, par value $0.001, pursuant to a Stock Pledge Agreement (the “Stock Pledge Agreement”) made by Precursor and Mr. Eddie Cheung, the Registrant’s Chief Executive Officer, representing Mr. Liu Shi Li, the Registrant’s President and Chairman.

Pursuant to the September 2010 Addendum, the maturity date of the remaining balance of the Secured Note $318,375 shall be extended to March 8, 2011. Also pursuant to the September 2010 Addendum, HCP and Precursor amended Section 5. Events of Default of the Secured Note to state that upon the occurrence of an Event of Default, which the Event of Default is not cured within ten (10) days after its occurrence and reasonable extension of time should be granted if the said event of default is likely to be successfully cured by such grant of extension of time, failing which, the sum of Four Hundred and Fifty Thousand and 00/100 Dollars ($450,000.00) shall be immediately due and payable to Precursor, and thereupon default interest shall begin to accrue at the annual rate of eighteen (18%) percent per annum and Precursor shall be entitled to all remedies under law and as set forth in Guarantee or Stock Pledge Agreement. Precursor waived any default arising out of any failure by HCP to make payments of interest, principal or other amounts on or prior to the originally scheduled Maturity Date of the Note. All terms and conditions set forth under the Guaranty and the Stock Pledge Agreement shall remain unchanged and remain in full force and effect.

The September 2010 Addendum to Series 2009 Secured Note Due September 8, 2010 is attached as Exhibit 10.1. The Guaranty to the Series 2009 Secured Note Due September 8, 2010, filed with the SEC on September 11, 2009 as Exhibit 10.5 on the Registrant’s Form 8-K/A, is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1 – Addendum to Series 2009 Secured Note Due September 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 13, 2010	MAN SHING AGRICULTURAL HOLDINGS, INC.

	By:	/s/ Eddie Cheung
Eddie Cheung
Chief Executive Officer

Exhibit Index

Exhibit 10.1 – Addendum to Series 2009 Secured Note Due September 8, 2010